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                                                                  EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT



                                               Jurisdiction of     Percentage
Name of Subsidiary                             Incorporation       Ownership
------------------                             -------------       ---------

International Wireless Communications, Inc.    Delaware, USA            100%
IWC Delaware Holdings, Inc.                    Delaware, USA            100%
International Wireless Communications          Bermuda                  100%
Latin America Holdings, Ltd.
International Wireless Communications          Netherlands              100%
Asia Holdings, B.V.
International Wireless Communications          Netherland Antilles      100%
Asia Holdings, N.V.
IWC Pakistan Ltd.                              Mauritius                100%
IWC China Ltd.                                 Mauritius                100%
IWC Mauritius Holdings Ltd.                    Mauritius                100%
New Zealand Wireless Limited                   Cook Islands             100%
Corporacion Mobilcom, S.A. de C.V.             Mexico                   2.2%
PeruTel S.A.                                   Peru                    98.7%
Promociones Telefonicas S.A.                   Peru                    66.0%
Servicos de Radio Comunicacoes Ltda.           Brasil                   100%
Pelot Telecomunicacoes  Do Sul Ltda.           Brasil                   100%
M/S Mobilcom (Pte) Ltd.                        Pakistan                 100%
Star Telecom Overseas(Cayman Islands) Limited  Cayman Islands          70.0%
RPG Paging Service Limited                     India                   13.3%
Star Digitel Limited                           Hong Kong               40.0%
TeamTalk Limited                               New Zealand              100%
Wireless Data Services Limited                 New Zealand             50.0%
PT Rajasa Hazanah Perkasa                      Indonesia               28.3%
PT Mobile Selular Indonesia                    Indonesia               19.8%
PT Mobilkom Telekomindo                        Indonesia               15.0%
Syarikat Telefon Wireless (M) Sdn Bhd          Malaysia                30.0%
Universal Telecommunications Service, Inc.     Philippines             19.0%
Singapore Wireless Communications (Pte) Ltd.   Singapore                100%
Taiwan Mobile Communications Corporation       Taiwan                  20.0%




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